Exhibit 10.1
AGREEMENT
     This AGREEMENT (this “Agreement”), dated as of August 31, 2005, is by and between PRECISION DRILLING CORPORATION, an Alberta corporation (“Seller”), and WEATHERFORD INTERNATIONAL LTD., a Bermuda exempted company (“Purchaser”).
     WHEREAS, Seller and Purchaser hereby acknowledge that, due to a scrivener’s error, the definition of “Seller Retained Liabilities” contained in the Stock Purchase Agreement, dated as of June 6, 2005, by and between Seller and Purchaser (the “Stock Purchase Agreement”), does not reflect the true intentions of the Seller and Purchaser; and
     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
     1. Seller does hereby, upon the terms and subject to the conditions of the Stock Purchase Agreement, assume, and agree to discharge or perform when due, all of the Seller Retained Liabilities (as the scope of such liabilities are defined pursuant to this Agreement). Section 8.9(l) of the Stock Purchase Agreement is hereby deleted in its entirety and replaced with the following:
     “Seller Retained Liabilities” means any and all of the following indebtedness, liabilities and obligations of any of the Seller Companies or any of them in existence at or attributable to periods prior to and including the Closing, to the extent not reflected in the Closing Date Balance Sheet or the Seller Disclosure Letter: (a) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related to any Employee including, without limitation, any workers’ compensation or worker injury claim or any termination or severance obligations for any Employee described in Section 5.9(g) hereof; (b) any liability or claim for liability (whether in contract, in tort, or otherwise, and whether or not successful) related to the administration or termination of, or any benefits under, any Seller Plan; (c) any obligation, liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) of Seller or any of the Seller Companies to Seller or any of its other Subsidiaries or any of their Affiliates described in Section 5.8 hereof; (d) all fees and expenses of Seller or any of the Seller Companies described in Section 3.17 or Section 5.8 hereof, and (e) without restricting the generality of the foregoing, any and all liabilities, debts and obligations of any of the Seller Companies or any of their Affiliates arising from, relating to or based upon the matters described in Sections 5.1, 5.11, 5.12 and 5.22 hereof and Schedule 5.12 of the Seller Disclosure Letter. The indebtedness, liabilities and obligations of Seller or any of the Seller Companies described above shall constitute the “Seller Retained Liabilities” notwithstanding that claims in respect of such indebtedness, liabilities or obligations arose, or claims in respect thereof were made, after the Closing Date.
     2. Under no circumstances shall Section 8.9(l) of the Stock Purchase Agreement, as amended herein, affect, limit or restrict any indebtedness, liabilities or obligations of the Seller arising from its agreements and covenants in the Stock Purchase Agreement.

     3. All capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Stock Purchase Agreement.
     4. Each reference in the Stock Purchase Agreement shall, unless the context otherwise requires, mean the Stock Purchase Agreement as amended by this Agreement.
     5. The Stock Purchase Agreement, as amended hereby, is in all respects ratified, approved and confirmed.
     6. This Agreement may be executed in any number of counterparts, all of which together make and shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.
     7. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ALBERTA AND FEDERAL LAWS OF CANADA APPLICABLE THERETO WITHOUT GIVING EFFECT TO CHOICE OF LAW PRINCIPLES. THE PARTIES HERETO AGREE THAT THE COURTS OF THE PROVINCE OF ALBERTA SHALL HAVE EXCLUSIVE JURISDICTION TO DETERMINE ALL DISPUTES AND CLAIMS ARISING BETWEEN THE PARTIES HERETO.
     IN WITNESS WHEREOF, the undersigned has signed this Agreement as of August 31, 2005.

PRECISION DRILLING CORPORATION
By:	/s/ Michael J. McNulty
	Name:	Michael J. McNulty
	Title:	Senior Vice President, Operations, Finance

WEATHERFORD INTERNATIONAL LTD.
By:	/s/ Burt M. Martin
	Name:	Burt M. Martin
	Title:	Senior Vice President, General Counsel & Secretary